Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form F-3 of Vicinity Motor Corp. of our report dated April 28, 2023 relating to the financial statements of Vicinity Motor Corp., which appears in Vicinity Motor Corp’s Annual Report on Form 20-F for the year ending December 31, 2022.

We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

June 27, 2023